Exhibit 99.1

News Release

For Immediate Release		http://www.ball.com
Investor Contact:	Ann T. Scott	303-460-3537, ascott@ball.com
Media Contact:	Scott McCarty	303-460-2103, smccarty@ball.com

Ball Names Michael Hranicka Executive VP and

COO, Metal Beverage Packaging, Americas

BROOMFIELD, Colo., Aug. 10, 2009— Ball Corporation [NYSE: BLL] announced today that Michael L. Hranicka has been named executive vice president and chief operating officer for the company’s North American metal beverage packaging operations.

Hranicka joined Ball in 2005 and has been senior vice president, sales and marketing, for Ball’s metal food and household products packaging, Americas, business since 2007. Initially he will report to John R. Friedery who has announced his intention to leave the company early in 2010, after which Hranicka will report to John A. Hayes, executive vice president and chief operating officer of Ball Corporation.

“Michael Hranicka has a strong commercial focus and excellent leadership skills,” Hayes said. “His emphasis on being truly close to our customers in all of the ways we interact with them, combined with his disciplined, systematic approach to processes, will serve him and the corporation well in his new position. He and John Friedery will work closely on a smooth transition over the coming months.”

Ball Corporation is a supplier of high-quality metal and plastic packaging for beverage, food and household products customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 14,000 people worldwide and reported 2008 sales of approximately $7.6 billion. For the latest Ball news and for other company information, please visit www.ball.com.

Ball Corporation

10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021

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Forward-Looking Statements

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99.2 in our Form 10-K, which are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in product demand and preferences; availability and cost of raw materials; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve anticipated productivity improvements or production cost reductions, including our beverage can end project; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; and changes in foreign exchange rates, tax rates and activities of foreign subsidiaries. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; changes in senior management; the current global credit squeeze and its effects on liquidity, credit risk, asset values and the economy; successful or unsuccessful acquisitions, joint ventures or divestitures; integration of recently acquired businesses; regulatory action or laws including tax, environmental, health and workplace safety, including in respect of chemicals or substances used in raw materials or in the manufacturing process; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company’s defined benefit retirement plans; pension changes; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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